UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2011, Premier Exhibitions, Inc. and RMS Titanic, Inc. (together, the “Company”) entered into a Consignment Agreement with Guernsey’s auction house. Pursuant to the Consignment Agreement, Guernsey’s will conduct a sale of the Company’s Titanic artifact collection and related intellectual property through a public auction and a negotiated sale process. Pursuant to the Consignment Agreement, the results of the auction will be announced on April 15, 2012 in New York City. Participants in the auction must be precleared by Guernsey’s and the Company, and must agree to comply with covenants and conditions set by the U.S. District Court for the Eastern District of Virginia.

As compensation for its services, Guernsey’s will receive a commission from the Company of 8% of the gross proceeds. Guernsey’s will also receive a premium paid by the buyer of $5 million. If the property is not sold, the Company will pay Guernsey’s a fee of $500,000 in lieu of the commission, subject to certain conditions.

This summary does not purport to be complete and is qualified by reference to the full text of the Consignment Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 8.01	Other Events.

On December 23, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consignment Agreement between Premier Exhibitions, Inc., RMS Titanic, Inc. and Guernsey’s, a Division of Barlan Enterprises, Ltd., dated December 20 2011

99.1	Press Release dated December 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little Chief Financial Officer

Date: December 23, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consignment Agreement between Premier Exhibitions, Inc., RMS Titanic, Inc.. and Guernsey’s, a Division of Barlan Enterprises, Ltd., dated December 20, 2011

99.1	Press Release dated December 23, 2011